Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements

Registration Number	Description of Registration Statement	Filing Date

33-56735	Registration Statement of Carlisle Companies Incorporated — Form S-3	December 5, 1994

33-56737	Carlisle Companies Incorporated Executive Incentive Program — Form S-8	December 5, 1994

33-28052	Carlisle Companies Incorporated Executive Long-Term Incentive Program — Form S-8	April 20, 1988

333-52411	Carlisle Companies Incorporated Executive Incentive Program — Form S-8	May 12, 1998

333-49742	Carlisle Companies Incorporated Executive Incentive Program — Form S-8	November 13, 2000

333-99261	Carlisle Companies Incorporated Non-Employee Directors Stock Option Plan	September 6, 2002

333-170980	Registration Statement of Carlisle Companies Incorporated — Form S-3	December 6, 2010

333-178776	Carlisle Companies Incorporated Executive Incentive Program — Form S-8	December 28, 2011

of our reports dated February 10, 2012, with respect to the consolidated financial statements and schedule of Carlisle Companies Incorporated, and the effectiveness of internal control over financial reporting of Carlisle Companies Incorporated, included in this Annual Report (Form 10-K) of Carlisle Companies Incorporated for the year ended December 31, 2011:

/s/ Ernst& Young LLP
Charlotte, North Carolina
February 10, 2012